Exhibit 99.1

Rigel Announces Changes to Board of Directors

And Appoints Gary A. Lyons

SOUTH SAN FRANCISCO, Calif. – October 5, 2005 – Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL - News) today announced that Gary A. Lyons, president and chief executive officer of Neurocrine Biosciences, Inc., has been appointed to Rigel’s board of directors, effective as of October 5, 2005, to serve as a Class III director until Rigel’s 2006 annual stockholders’ meeting.  At this time, Rigel has made no determination as to which committees, if any, Mr. Lyons will be appointed.  Mr. Lyons brings over 35 years of management experience in the biotechnology and pharmaceutical industries to Rigel’s board.  Rigel also announced that Nicholas J. Simon III, managing director of Clarus Ventures and general partner in MPM BioVentures III, has resigned from Rigel’s board of directors, effective October 4, 2005.  Mr. Simon was a member of Rigel’s Compensation Committee.

“Gary’s insight and expertise will be invaluable as we continue to advance our novel drug candidates in the clinic and develop commercialization strategies,” stated James M. Gower, Rigel’s chairman and chief executive officer.  “He has successfully implemented a strategy at Neurocrine that has set a high standard for biopharmaceutical companies.”

Mr. Gower also thanked Nicholas Simon for his contributions, “During his tenure on the board of directors, Nick brought extensive pharmaceutical business expertise. We thank him for his support and guidance as we successfully transitioned to a late-stage drug development company.”

Mr. Lyons has held senior management positions at Neurocrine Biosciences, Inc. and Genentech, Inc.  A member of the senior management team at Neurocrine since 1993, Mr. Lyons led Neurocrine as it transitioned from a research-based organization into a development company with seven products in the clinic and four major pharmaceutical partners. Prior to joining Neurocrine, Mr. Lyons was vice president of business development at Genentech, Inc. where he was responsible for international licensing, acquisitions and partnering, and had operating responsibility for Genentech’s two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan).  He holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management. Mr. Lyons currently serves on the Board of Directors of Neurocrine Biosciences, Inc. and Vical, Inc.

About Rigel

Rigel is a late-stage drug development company that discovers and develops novel, small-molecule drugs for the treatment of inflammatory diseases, cancer and viral diseases. Our goal is to move one new product candidate for a significant indication into the clinic each year. We have achieved this goal since 2002. Our pioneering research focuses on intracellular signaling pathways and their targets that are critical to disease mechanisms. Rigel’s productivity has resulted in strategic collaborations with large pharmaceutical partners to develop and market our product candidates. We have three product development programs in allergy/asthma, rheumatoid arthritis and cancer.

This press release contains “forward-looking” statements, including statements related to Rigel’s plans to pursue clinical development of product candidates and the timing thereof. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the timing and success of pre-clinical studies and clinical trials, as well as other risks detailed from time to time in Rigel’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Rigel does not undertake any obligation to update forward-looking statements.

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Contact: Raul Rodriguez
Phone: 650.624.1302
Email: invrel@rigel.com

Media Contact: Carolyn Bumgardner Wang, WeissComm Partners, Inc.

Phone: 415.946.1065

Email: carolyn@weisscommpartners.com